Exhibit 10.3

DIRECTOR AGREEMENT

This Director Agreement (the “Agreement”) is made and entered into as of _______________, 2025, by and between Sibo Holding Limited, an exempted company with limited liability under the laws of Cayman Islands (the “Company”), and _________ (“Director”).

WHEREAS, the Director has agreed to serve as a director of the Company and in such capacity will render valuable services to the Company; and

WHEREAS, the Company and the Director wish to enter into an agreement whereby the Director will provide services to the Company in accordance with the terms and conditions stated below;

NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Board of Directors. Director is appointed as a member of the Company’s Board of Directors (the “Board”), effective immediately prior to the earlier of (i) initial listing of the Company’s ordinary shares on the Nasdaq Stock Market or (ii) the effectiveness of the registration statement in connection with the Company’s initial public offering (the “Effective Time”), until the earlier of the date on which Director ceases to be a member of the Board for any reason or the date of termination of this Agreement in accordance with Section 15 hereof (such earlier date being the “Expiration Date”).

2. Director Services. Director’s services to the Company hereunder shall include service on the Board and service on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board in accordance with applicable law and stock exchange rules and the memorandum and articles of association of the Company, as amended from time to time, and such other services mutually agreed to by Director and the Company (the “Director Services”).

3. Expense Reimbursement. The Company shall reimburse Director for all reasonable travel and other out-of-pocket expenses incurred in connection with the Director Services rendered by Director.

4. Director Compensation. The Company agrees to pay Director an annual retainer of __________ (the “Annual Retainer”), payable in arrears, in equal installments quarterly. In the event Director ceases to serve on the Board, Director shall be entitled to the pro rata portion of the Annual Retainer for the number of months he has served on the Board in a given year.

5. Equity Compensation. During the Term (as defined below), Director is also entitled to participate in the Company’s long-term compensation program as may be authorized and adopted from time to time by the Board, including any equity incentive plan the Company, subject to the terms and provisions of such plans and the execution of the award agreements between the Company and the Director thereunder.

6. Director and Officer Liability Insurance. [Reserved]

7. No Other Compensation. Except for the compensation provided in this Agreement, Director shall not be entitled to any other compensation, whether in cash or in kind, for the Director Services.

8. Fiduciary Duties. In fulfilling his/her responsibilities, Director shall be charged with a fiduciary duty to the Company. Director shall be attentive and inform himself/herself of all material facts regarding a decision before taking action. In addition, Director’s actions shall be motivated solely by the best interests of the Company.

9. Confidentiality. During the Term of this Agreement and thereafter, Director shall maintain in strict confidence all information he/she has obtained or shall obtain from the Company that the Company has designated as confidential or that is by its nature confidential, relating to the Company’s business, operations, properties, assets, services, condition (financial or otherwise), liabilities, employee relations, customers (including customer usage statistics), suppliers, prospects, technology, or trade secrets, except to the extent such information (i) is in the public domain through no act or omission of the Director, or (ii) is required to be disclosed by law or a valid order by a court or other governmental body (the “Confidential Information”).

10. Nondisclosure and Nonuse Obligations. Director will use the Confidential Information solely to perform the Director Services for the benefit of the Company. Director will treat all Confidential Information of the Company with the same degree of care as Director treats his/her own confidential information, and Director will use his/her best efforts to protect the Confidential Information. Director will not use the Confidential Information for his/her own benefit or the benefit of any other person or entity, except as may be specifically permitted in this Agreement or by the Board. Director will immediately give notice to the Company of any unauthorized use or disclosure by or through him/her, or of which he/she becomes aware, of the Confidential Information. Director agrees to assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information.

11. Return of The Company Property. All materials furnished to Director by the Company, whether delivered to Director by the Company or made by Director in the performance of any Director Services under this Agreement (the “Company Property”), are the sole and exclusive property of the Company. Director agrees to promptly deliver the original and any copies of the Company Property to the Company at any time upon the Company’s request. Upon termination of this Agreement by either party for any reason, Director agrees to promptly deliver to the Company or destroy, at the Company’s option, the original and any copies of the Company Property. Director agrees to certify in writing that Director has so returned or destroyed all such Company Property.

12. No Conflict of Interest. During the Term of this Agreement, Director shall not be employed by, own, manage, control or participate in the ownership, management, operation or control of any business entity that is competitive with the Company or otherwise undertake any obligation inconsistent with the terms hereof, provided that Director may continue his current affiliation or other current relationships with the entity or entities described on Exhibit A (all of which entities are referred to collectively as “Current Affiliations”). This Agreement is subject to the current terms and agreements governing Director’s relationship with Current Affiliations, and nothing in this Agreement is intended to be or will be construed to inhibit or limit any of Director’s obligations to Current Affiliations. Director represents that nothing in this Agreement conflicts with Director’s obligations to Current Affiliations. A business entity shall be deemed to be competitive with the Company for purpose of this Agreement only if and to the extent it engages in the business substantially similar to the Company’s business.

13. Noninterference with Business. During the Term of this Agreement, and for a period of two (2) years after the Expiration Date, Director agrees not to interfere with the business of the Company in any manner. By way of example and not of limitation, Director agrees not to solicit or induce any employee, independent contractor, customer or supplier of the Company to terminate or breach his/her/its employment, contractual or other relationship with the Company.

14. Term. This Agreement is effective as of the Effective Time and will continue until the Expiration Date (the “Term”).

15. Termination. Either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party, or such shorter period as the parties may agree upon.

16. Survival. The rights and obligations contained in Sections 8, 9, 10, 11, 12, 13 hereof will survive any termination or expiration of this Agreement.

17. Assignment. Except as expressly permitted by this Agreement, neither party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

18. No Waiver. The failure of any party to insist upon the strict observance and performance of the terms of this Agreement shall not be deemed a waiver of other obligations hereunder, nor shall it be considered a future or continuing waiver of the same terms.

19. Notices. All notices or other communications required or permitted by this Agreement shall be writing and shall be deemed to have been duly received: (i) if given by facsimile or electronic version, when transmitted and the appropriate telephonic or electronic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (ii)if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the mails; and (iii) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such party to the other party pursuant to notice given by such party in accordance with the provisions of this Section.

20. Governing Law and Arbitration. This Agreement shall be governed and construed in accordance with the laws of Hong Kong. The parties hereto agree to submit to the exclusive jurisdiction of the courts of Hong Kong in the event of any dispute, claim or matter arising from this Agreement.

21. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Director Services undertaken by Director for the Company.

23. Amendments. This Agreement may only be amended, modified or changed by an agreement signed by the Company and Director. The terms contained herein may not be altered, supplemented or interpreted by any course of dealing or practices.

24. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:	Sibo Holding Limited

Address:	a Cayman Islands exempted company

By:
	Name:	Water Cheung
	Title:	Chief Executive Officer

DIRECTOR:

Address: [ ]

Name:

[Signature Page to Director Agreement]

Exhibit A

Current Affiliations